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                                                                   EXHIBIT 10.53

                                 UNDERSTANDING


Mitsubishi Chemical Corporation (hereinafter referred to as "Mitsubishi"), Genentech, Inc. (hereinafter referred to as "Genentech") and Texas Biotechnology Corporation (hereinafter referred to as "TBC") entered into the Extension Agreement dated June 30, 1995 relating to the development and commercialization of Argatroban for specified human pharmaceuticals indications (hereinafter referred to as "Extension Agreement").

In connection with the Extension Agreement, Mitsubishi hereby agrees as follows:

1. Notwithstanding the provisions of Section 2(c) (i) of the Extension Agreement, Mitsubishi shall withhold its right to terminate Genentech's rights under the Genentech/MCC Agreement (as defined in the Extension Agreement) due to TBC's failure to meet milestones set forth in Section 2(a) or (b) of the Extension Agreement if the NDA is filed by TBC with the FDA regarding the HIT/HITTS indication for NOVASTAN/R/ by June 30, 1997, and if TBC accomplishes any of the following additional milestones without any cure period;

   (i) On or before December 31, 1996, TBC will have enrolled and treated with study drug 300 subjects in clinical trial ARG-911 and 30 patients in clinical trial for ARG-310;

   (ii) On or before March 31, 1997, TBC will complete, analyze and report on the clinical trials ARG-23D (total 900 subjects) and ARG-231 (total 120 subjects);

   (iii) On or before September 30, 1997, TBC will have determined a go decision for proceeding to Phase III clinical trials in AMI; and

   (iv) TBC shall provide to MCC monthly reports and shall arrange bi-monthly meetings with the MCC regarding the progress and status of all of its NOVASTAN/R/ clinical trials, and shall provide such other information related thereto as MCC may reasonably request.

If said NDA is filed by June 30, 1997, and the above milestones are met, Mitsubishi will waive all rights of termination relating to TBC's failure to meet some of the milestones set forth in Section 2(a) or (b) of the Extension Agreement.

If the Genentech's rights under the Genentech/MCC Agreement is terminated only due to TBC's failure to meet the milestone set forth in paragraph 1(iii) above, Mitsubishi shall grant directly to TBC a license of MKC Know-How and MKC Patent Rights (as defined in the Genentech/MCC Agreement) in the field of treatment of HIT/HITTS on substantially the same (for TBC) terms and conditions as those set forth in the Genentech/MCC Agreement.


As of 10th day of July, 1996

Mitsubishi Chemical Corporation

By: /s/ Akihisa Ohno
______________________________________
        Akihisa Ohno
        General Manager
        International Operations Dept.